SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2005

Commission File Number 1-6392

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PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

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(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE ----------------------- (State or other jurisdiction of organization	1-6392 -------- (Commisson File Number)	02-0181050 --------------- (I.R.S. Employer incorporation or Identification No.)

ENERGY PARK, 780 NORTH COMMERCIAL STREET

MANCHESTER,       NEW HAMPSHIRE       03101-1134

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(Address of principal executive offices)  (Zip Code)

(603) 669-4000

(Registrant's telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8   -

Other Events

Item 8.01

Other Events

On October 5, 2005, Public Service Company of New Hampshire (“PSNH”) completed the issuance and sale to the public of $50,000,000 aggregate principal amount of its 5.60% First Mortgage Bonds, Series M, Due 2035 (“Series M Bonds”), pursuant to an Underwriting Agreement dated September 28, 2005 between PSNH and McDonald Investments Inc., as representative of the several underwriters named therein.  The Bonds were issued under a Supplemental Indenture, dated as of October 1, 2005, between PSNH  and Wachovia Bank, National Association, successor to First Union National Bank, formerly known as First Fidelity Bank, National Association, as trustee (the "Supplemental Indenture"), supplementing PSNH’s Indenture with Wachovia Bank, National Association, successor to First Union National Bank, formerly known as First Fidelity Bank, National Association, as trustee, dated as of August 15, 1978, as amended and supplemented (the "Indenture").

Section 9    -

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit	Description
Exhibit 99.1	Underwriting Agreement dated September 28, 2005 between PSNH and the Underwriters named therein.

Exhibit 99.2	Supplemental Indenture establishing terms of the Series M Bonds.

Exhibit 99.3	Form of Series M Bond (included as Schedule A to the Supplemental Indenture).

Exhibit 99.4	Opinion of Jeffrey C. Miller relating to the issuance and sale of Series M Bonds (including consent).

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrant)
By: /s/ Randy A. Shoop Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  October 6, 2005